Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACT:

INVESTOR RELATIONS CONTACT:

Angela Dalmas

Norma Mortensen

(916) 990-3447 direct

(951) 894-6597 ext 334

angela@inspiredmedia.com

norma@inspiredmedia.com

LEFT BEHIND GAMES LISTENS TO SHAREHOLDERS

AND CANCELS REVERSE SPLIT

LOS ANGELES – November 26, 2010 – Left Behind Games Inc. (OTC: LFBG), a leading publisher of Christian video games, announced today after reviewing more than 620 shareholders surveyed, that it has cancelled its planned reverse-split, placed restrictions on dilution and stepped-up implementation of a share buy-back to begin before Christmas. In the recent shareholder survey, 47.1% were in support of the original corporate action.

“I am so humbled by the heart-felt responses we have received from our shareholders in the past several days. To see their passion rival my own for this company and our mission has been an incredible experience.  With this decision by our Board of Directors, we are moving forward with our shareholders to what we believe is the $300-$500 million genre of Christian video games,” says Troy Lyndon, CEO of LB Games®.

About Left Behind Games Inc.

Left Behind Games Inc., dba Inspired Media Entertainment, is the only publicly-traded exclusive publisher of Christian video game software. They produce quality interactive entertainment products that perpetuate positive values and appeal to faith-based and mainstream audiences. For more information, go to www.leftbehindgames.com.

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LB GAMES, LEFT BEHIND 3: RISE OF THE ANTICHRIST, CHARLIE CHURCH MOUSE, PRAISE CHAMPION AND KING SOLOMON’S TRIVIA CHALLENGE are trademarks of Left Behind Games Inc. in the U.S. and other countries. All rights reserved.

LEFT BEHIND is a registered trademark of Tyndale House Publishers, Inc. in the U.S. and other countries. All rights reserved.

Caution Concerning Forward-Looking Statements

This release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or expectations of Left Behind Games. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that results may differ materially from such statements.